Exhibit 99(a)

Windstream reports fourth-quarter results, reaffirms commitment to $1 annual dividend

•	Business service revenues were $917 million, a 3 percent increase year-over-year

•	Consumer broadband service revenues were $116 million, a 5 percent increase year-over-year

•	Total business and consumer broadband revenues now represent 70 percent of total revenues

•	Total revenues and sales were $1.54 billion, a decline of 2 percent year-over-year

•	Adjusted OIBDA was $619 million, an increase of 2 percent year-over-year

Release date: Feb. 19, 2013

LITTLE ROCK, Ark. - Windstream Corp. (Nasdaq: WIN) grew total business and consumer broadband revenues while delivering improved profitability in the fourth quarter. Total business and consumer broadband revenues now represent 70 percent of the company's total revenues.

“Windstream continues to produce substantial free cash flow that enables us to invest in our business and reduce our debt while continuing to pay our $1 annual dividend,” said Jeff Gardner, president and CEO. “Our management team and the board of directors unanimously support continuing the dividend at its current rate because we believe it is the best way to create value for our shareholders.

“We made significant progress on key initiatives in 2012 that will further strengthen our business going forward. I am particularly proud of our team's accomplishments in navigating the multi-year impact of regulatory reform and evolving consumer preferences while maintaining solid operating cash flow.”

2012 Accomplishments

Windstream accomplished important objectives in 2012 as it continued its transformation to an enterprise-focused provider of communications and technology services. During the year, the company achieved significant milestones in integrating PAETEC, strengthening its balance sheet and improving its cost structure while investing in strategic capital initiatives and growing strategic revenue.

Reflecting the successful shift in Windstream's focus, business service revenues were $917 million in the fourth quarter on a pro forma basis and $3.6 billion for the year, an increase of 3 percent year-over-year for both the fourth quarter and the year.

Total enterprise customers, who generate $750 or more in revenue per month, grew 6 percent in the fourth quarter year-over-year. Average service revenue per business customer per month was approximately $390, a 7 percent increase from the same period a year ago, underscoring Windstream's ability to build profitable relationships with clients who have complex communications and information technology needs.

2013 Priorities

Windstream's goal remains to produce substantial and sustainable free cash flow to provide long-term support for its dividend. To that end, in 2013, the company is focused on investing in the business channel to increase revenue and profitability, completing the fiber-to-the-tower and broadband stimulus initiatives and further deleveraging the balance sheet.

“We plan to make targeted investments in the business channel this year to drive sales, profitability and improve the customer experience,” Gardner said. “We expect to substantially complete our capital investments related to our fiber-to-the-tower projects and broadband stimulus initiatives. We also expect to further improve our balance sheet by directing excess free cash flow - after our dividend - to debt repayment.”

Exhibit 99(a)

2012 Accounting Revision

The company has revised its accounting treatment for a consumer promotion credit that was designed to help residential customers with the upfront cost of switching their service to Windstream. The company initially had amortized the credit over the two-year commitment period obtained from the customer. During management's year-end audit process, the company concluded the entire credit should be recognized when it occurs. The effect was to accelerate the full amount of the promotional credits given to customers, resulting in a $17 million reduction in consumer revenue, mostly in product sales, and a $23 million reduction in Adjusted OIBDA for the nine month period ended Sept. 30, 2012. During the fourth quarter, this revision resulted in a $2 million reduction of previously estimated consumer revenue and a $5 million reduction of Adjusted OIBDA. The change has no effect on the company's GAAP cash flows.

Pro Forma Financial Results

Total revenues and sales were $1.54 billion in the fourth quarter, a decline of 2 percent from the same period a year ago, and $6.16 billion for the year, a decline of 1 percent year-over-year.

Adjusted OIBDA was $619 million in the fourth quarter, an increase of 2 percent year-over-year. Adjusted OIBDA improved sequentially by $27 million as a result of cost management initiatives. For the full year, Adjusted OIBDA was $2.389 billion, a decrease of 2 percent year-over-year. Excluding the non-cash accounting revision related to the consumer promotional credits, Adjusted OIBDA would have been $2.417 billion. Adjusted OIBDA removes the impact of restructuring charges, pension expense and stock-based compensation.

Business demand for IP, next-generation data and data-center services continued to drive growth in business service revenue. Data and integrated services revenues were $398 million in the fourth quarter, an increase of 9.5 percent from the same period a year ago. For the year, data and integrated services revenues were $1.54 billion, up 9 percent year-over-year.

Carrier service revenues in the fourth quarter were $165 million, an increase of 2 percent year-over-year, and $653 million for the year, up 4 percent year-over-year, largely related to fiber-to-the-tower installations.

Consumer broadband service revenues in the fourth quarter were $116 million, up 5 percent from the same period in 2011, and $457 million for the year, up 4 percent year-over-year.

Overall consumer service revenues in the fourth quarter were $334 million, a decrease of 1.5 percent from the same period a year ago, and $1.34 billion for the year, a decrease of 3 percent year-over-year.

Total business and consumer broadband revenues represented approximately 70 percent of Windstream's total revenues and sales in the fourth quarter and collectively grew 2 percent year-over-year.

Wholesale revenues in the fourth quarter were $169 million, a decline of 17 percent from the same period a year ago due to lower intrastate access rates as part of intercarrier compensation reform implemented in July 2012 and lower switched access revenue from declining consumer voice lines. For the year, wholesale revenues were $708 million, a decrease of 14 percent year-over year.

Adjusted capital expenditures were $270 million in the fourth quarter, excluding $21 million in integration capital related to PAETEC network optimization opportunities. For the year, adjusted capital expenditures were $1.05 billion, excluding $51 million in integration capital related to PAETEC.

GAAP Financial Results

In the fourth quarter under Generally Accepted Accounting Principles (GAAP), Windstream reported total revenues and sales of $1.54 billion, operating income of $172 million and net income of $10 million, or 2 cents per share.

Exhibit 99(a)

That compares to total revenues and sales of $1.21 billion, operating income of $96 million and a net loss of $35 million, or 7 cents per share, during the same period in 2011.

GAAP results include a non-cash charge of 7 cents per share related to the company's pension plan. The charge is primarily due to a reduction in the plan's discount rate from 4.5 percent last year to 3.9 percent this year. In addition, GAAP results include approximately 2 cents in after-tax merger and integration and restructuring expense. Excluding all of these items, adjusted earnings per share would have been 11 cents for the fourth quarter.

For all of 2012 under GAAP, Windstream reported net income of $168 million, or 28 cents per share, on total revenues of $6.16 billion. That compares to net income of $170 million, or 32 cents per share, on total revenues of $4.28 billion during the same period in 2011. For the full year, adjusted earnings per share would have been 45 cents.

Adjusted Free Cash Flow

Adjusted free cash flow was $122 million during the fourth quarter. Windstream generated $768 million in adjusted free cash flow in 2012 and paid out $588 million in dividends, representing a dividend payout ratio of 77 percent. Adjusted free cash flow is adjusted OIBDA, excluding merger and integration expense, minus cash interest, cash taxes and adjusted capital expenditures.

Financial outlook for 2013
Lower capital spending and improved dividend payout ratio expected

Windstream expects growth in business revenue and consistent trends in consumer revenue to largely offset declines in wholesale revenue such that total revenue in 2013 is within a range of a 2 percent decline to a 1 percent increase as compared to 2012 total revenue.

The company expects Adjusted OIBDA to be within a range of a 3 percent decline to a 1 percent increase versus 2012 Adjusted OIBDA.

Capital expenditures are expected to decline by more than $200 million in 2013 and be between $800 million and $850 million.

The company expects cash tax payments between $37 million and $42 million, which reflects the extension of bonus depreciation by the American Taxpayer Relief Act of 2012 and other tax saving initiatives implemented last year. Guidance also assumes net cash interest of $608 million.

Windstream expects adjusted free cash flow to increase between 13 percent and 25 percent from 2012, resulting in a dividend payout ratio ranging from 61 percent to 68 percent.

Conference call:

Windstream will hold a conference call at 7:30 a.m. CST today to review the company's fourth-quarter and full-year 2012 results and financial guidance for 2013.

To access the call:

Interested parties can access the call by dialing 1-877-374-3977, conference ID 86395871, ten minutes prior to the start time.

Exhibit 99(a)

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CST today and ending at midnight on March 5. The replay can be accessed by dialing 1-855-859-2056, conference ID 86395871.

Webcast information:

The conference call also will be streamed live over the company's website at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the webcast will be available on the website beginning at 10:30 a.m. CST today.

About Windstream

Windstream Corp. (Nasdaq: WIN) is a leading provider of advanced network communications, including cloud computing and managed services, to businesses nationwide. The company also offers broadband, phone and digital TV services to consumers primarily in rural areas. Windstream has more than $6 billion in annual revenues and is listed on the S&P 500 index. For more information, visit www.windstream.com.

Pro forma results adjust results of operations under GAAP to include the acquisition of PAETEC Holding Corp., and to exclude all merger and integration costs related to strategic transactions. A reconciliation of pro forma results to the comparable GAAP measures is available on the company's Web site at www.windstream.com/investors.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about Windstream's expectation to return a significant portion of its cash flow to shareholders through its dividend, the expectation to maintain its current dividend practice at the current rate of dividend, expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, expected ability to fund operations, expected required contributions to its pension plan, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, expected annualized savings from the management restructuring, the amounts expected to be received from the Rural Utilities Service to fund a portion of its broadband stimulus projects and the expected benefits of those projects and forecasted capital expenditure amounts. These and other forward-looking statements are based on estimates, projections, beliefs, and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from those expressed in these forward-looking statements as a result of a number of important factors.

Factors that could cause actual results to differ materially from those contemplated in Windstream's forward-looking statements include, among others:

•	further adverse changes in economic conditions in the markets served by Windstream;

•	the extent, timing and overall effects of competition in the communications business;

•	the impact of new, emerging or competing technologies;

•
for certain operations where Windstream leases facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which Windstream's services depend;

•
the uncertainty regarding the implementation of the Federal Communications Commission's rules on intercarrier compensation adopted in 2011, the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to Windstream;

Exhibit 99(a)

•	unfavorable rulings by state public service commissions in proceedings regarding universal service funds, intercarrier compensation or other matters that could reduce revenues or increase expenses;

•	material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers;

•	earnings on pension plan investments significantly below Windstream's expected long term rate of return for plan assets or a significant change in the discount rate;

•	the availability and cost of financing in the corporate debt markets;

•	the potential for adverse changes in the ratings given to Windstream's debt securities by nationally accredited ratings organizations;

•
the risks associated with non-compliance by Windstream with regulations or statutes applicable to government programs under which Windstream receives material amounts of end user revenue and government subsidies, or non-compliance by Windstream, its partners, or its subcontractors with any terms of its government contracts;

•	the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities;

•	unfavorable results of litigation or intellectual property infringement claims asserted against Windstream;

•	the effects of federal and state legislation, and rules and regulations governing the communications industry;

•	continued loss of consumer voice lines;

•	the impact of equipment failure, natural disasters or terrorist acts;

•	the effects of work stoppages by Windstream employees or employees of other communications companies on whom Windstream relies for service; and

•
those additional factors under the caption “Risk Factors” in Windstream's Form 10-K for the year ended December 31, 2012, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes.

Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream's actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream's future results included in filings by Windstream with the Securities and Exchange Commission at www.sec.gov.

-end-

Media Contact:
David Avery, 501-748-5876
david.avery@windstream.com

Investor Contact:
Mary Michaels, 501-748-7578
mary.michaels@windstream.com

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2012	2011	Amount	%	2012	2011	Amount	%
UNDER GAAP (A):
Revenues and sales:
Service revenues	$1,483.8	$1,161.8	$322.0	28	$5,925.1	$4,154.6	$1,770.5	43
Product sales	54.4	43.5	10.9	25	231.2	126.6	104.6	83
Total revenues and sales	1,538.2	1,205.3	332.9	28	6,156.3	4,281.2	1,875.1	44
Costs and expenses:
Cost of services (exclusive of depreciation and amortization included below)	705.1	589.7	115.4	20	2,692.4	1,691.1	1,001.3	59
Cost of products sold	50.8	36.7	14.1	38	210.0	105.3	104.7	99
Selling, general and administrative	256.4	204.8	51.6	25	976.0	602.7	373.3	62
Depreciation and amortization	339.1	241.7	97.4	40	1,297.6	847.5	450.1	53
Merger and integration costs	11.0	35.9	(24.9)	(69)	65.4	69.8	(4.4)	(6)
Restructuring charges	4.1	0.6	3.5	*	27.4	1.3	26.1	*
Total costs and expenses	1,366.5	1,109.4	257.1	23	5,268.8	3,317.7	1,951.1	59
Operating income	171.7	95.9	75.8	79	887.5	963.5	(76.0)	(8)
Other income (expense), net	0.2	2.0	(1.8)	(90)	4.6	(0.1)	4.7	*
(Loss) gain on early extinguishment of debt	—	(11.7)	11.7	*	1.9	(136.1)	138.0	*
Interest expense	(159.7)	(141.2)	(18.5)	(13)	(625.1)	(558.3)	(66.8)	(12)
Income (loss) from continuing operations before income taxes	12.2	(55.0)	67.2	*	268.9	269.0	(0.1)	—
Income taxes	2.1	(20.4)	22.5	*	100.2	99.4	0.8	1
Income (loss) from continuing operations	10.1	(34.6)	44.7	*	168.7	169.6	(0.9)	(1)
Discontinued operations, net of tax	—	(0.1)	0.1	*	(0.7)	(0.1)	(0.6)	*
Net income (loss)	$10.1	$(34.7)	$44.8	*	$168.0	$169.5	$(1.5)	(1)

Weighted average common shares	585.1	534.9	50.2	9	584.5	512.7	71.8	14
Common stock outstanding	588.2	586.3	1.9	—

Basic and diluted earnings per share:
Net income (loss)	$.02	($.07)	$.09	*	$.28	$.32	($.04)	(13)

PRO FORMA RESULTS OF OPERATIONS (B):
Revenues and sales	$1,538.2	$1,564.4	$(26.2)	(2)	$6,156.3	$6,239.1	$(82.8)	(1)
OIBDA (C)	$521.8	$431.9	$89.9	21	$2,250.5	$2,222.3	$28.2	1
Adjusted OIBDA (D)	$618.5	$607.3	$11.2	2	$2,388.5	$2,429.8	$(41.3)	(2)
Capital expenditures	$291.8	$238.9	$52.9	22	$1,101.2	$892.0	$209.2	23

* Not meaningful
(A)
We have revised the fourth quarter of 2011 and the first three quarters of 2012 to reflect a change in the accounting for certain promotional credits for new consumer customers. Previously, these credits were deferred and amortized as a reduction of revenue over the length of the contract with the customer, whereas they should have been recognized in the month the credits were issued. We have determined these corrections were not material to the periods affected.

(B)
Pro forma results adjusts results of operations under GAAP to include the acquisition of PAETEC Holding Corp ("PAETEC"), and to exclude all merger and integration costs ("M&I") related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business as part of PAETEC, which is presented as discontinued operations. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

(C)	OIBDA is operating income before depreciation and amortization and merger and integration costs.
(D)
Adjusted OIBDA adjusts OIBDA for the impact of restructuring charges, pension expense and share-based compensation. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED SUPPLEMENTAL OPERATING INFORMATION
(In thousands)
	THREE MONTHS ENDED				TWELVE MONTHS ENDED
			Increase				Increase
	December 31,	December 31,	(Decrease)		December 31,	December 31,	(Decrease)
	2012	2011	Amount	%	2012	2011	Amount	%
UNDER GAAP:
Business operating metrics:
Customers (A)
Enterprise (B)	177.3	167.2	10.1	6
Small business (C)	460.8	495.6	(34.8)	(7)
Total customers	638.1	662.8	(24.7)	(4)
Net customer (losses) additions	(8.6)	200.0	(208.6)	*	(24.7)	192.2	(216.9)	*

Carrier special access circuits (D)	107.2	112.0	(4.8)	(4)

Consumer operating metrics:
Voice lines	1,841.9	1,927.9	(86.0)	(4)
Net voice line losses	(23.3)	(23.8)	0.5	2	(86.0)	(84.5)	(1.5)	2

High-speed Internet	1,214.5	1,207.8	6.7	1
Net high-speed Internet additions	(1.7)	8.3	(10.0)	*	6.7	48.7	(42.0)	(86)

Digital television customers	426.1	441.2	(15.1)	(3)

Total consumer connections	3,482.5	3,576.9	(94.4)	(3)

FROM PRO FORMA RESULTS (E):
Business operating metrics:
Customers (A)
Enterprise (B)	177.3	167.2	10.1	6
Small business (C)	460.8	495.6	(34.8)	(7)
Total customers	638.1	662.8	(24.7)	(4)
Net customer losses	(8.6)	(0.8)	(7.8)	*	(24.7)	(18.4)	(6.3)	34

Carrier special access circuits (D)	107.2	112.0	(4.8)	(4)

Consumer operating metrics:
Voice lines	1,841.9	1,927.9	(86.0)	(4)
Net voice line losses	(23.3)	(23.8)	0.5	2	(86.0)	(84.5)	(1.5)	2

High-speed Internet customers	1,214.5	1,207.8	6.7	1
Net high-speed Internet additions	(1.7)	8.3	(10.0)	*	6.7	48.7	(42.0)	(86)

Digital television customers	426.1	441.2	(15.1)	(3)

Total consumer connections	3,482.5	3,576.9	(94.4)	(3)

* Not meaningful
(A)	Business customers include each individual business customer location to which we provide service and exclude carrier special access circuits.
(B)	Enterprise customers generate $750 or more in revenue per month.
(C)	Small business customers generate less than $750 in revenue per month.
(D)
Carrier special access circuits are dedicated circuits purchased by telecommunication carriers to transport traffic from wireless towers, between points on their network or from their network to a customer location.

(E)
Pro forma results adjusts results of operations under GAAP to include the acquisition of PAETEC Holding Corp ("PAETEC"), and to exclude all merger and integration costs ("M&I") related to strategic transactions. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC, which is presented as discontinued operations. For further details on these adjustments, see the Notes to Unaudited Reconciliation of Revenues and Sales, Operating Income and Capital Expenditures Under GAAP to Pro Forma Revenues and Sales, Pro Forma Adjusted OIBDA and Pro Forma Capital Expenditures.

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP
(In millions)

ASSETS			LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31,	December 31,		December 31,	December 31,
	2012	2011		2012	2011
CURRENT ASSETS:			CURRENT LIABILITIES:

			Current maturities of long-term debt
Cash and cash equivalents	$132.0	$227.0	and capital lease obligations	$881.6	$213.7
Restricted cash	26.5	21.7	Current portion of interest rate swaps	29.0	30.5
Accounts receivable (less allowance for			Accounts payable	363.7	296.0
doubtful accounts of $42.6 and			Advance payments and customer deposits	223.3	243.9
$29.9, respectively)	614.1	657.4	Accrued dividends	148.9	148.0
Income tax receivable	0.8	124.1	Accrued taxes	104.3	117.9
Inventories	75.0	76.5	Accrued interest	113.6	161.8
Deferred income taxes	249.5	232.1	Other current liabilities	304.0	251.2
Prepaid income taxes	22.5	15.3
Prepaid expenses and other	179.7	102.9	Total current liabilities	2,168.4	1,463.0
Assets held for sale	—	61.4

Total current assets	1,300.1	1,518.4	Long-term debt and capital lease obligations	8,114.9	8,936.7
			Deferred income taxes	1,896.3	1,849.8
Goodwill	4,340.9	4,301.7	Other liabilities	697.6	647.3
Other intangibles, net	2,311.3	2,685.3	Total liabilities	12,877.2	12,896.8
Net property, plant and equipment	5,862.7	5,709.2
Other assets	167.0	177.5
			SHAREHOLDERS' EQUITY:
			Common stock	0.1	0.1
			Additional paid-in capital	1,098.3	1,493.3
			Accumulated other comprehensive income	6.4	1.9
			Retained earnings	—	—
			Total shareholders' equity	1,104.8	1,495.3

			TOTAL LIABILITIES AND
TOTAL ASSETS	$13,982.0	$14,392.1	SHAREHOLDERS' EQUITY	$13,982.0	$14,392.1

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP
(In millions)
	THREE MONTHS ENDED		TWELVE MONTHS ENDED
	December 31,	December 31,	December 31,	December 31,
	2012	2011	2012	2011
Cash Provided from Operations:
Net income	$10.1	$(34.7)	$168.0	$169.5
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	339.1	241.7	1,297.6	847.5
Provision for doubtful accounts	17.7	16.2	59.4	48.5
Share-based compensation expense	23.9	6.7	43.2	24.1
Pension expense	68.7	162.9	67.4	166.8
Deferred income taxes	(12.3)	(8.1)	79.6	173.8
Unamortized net discount (premium) on retired debt	—	2.9	(16.2)	21.2
Amortization of unrealized losses on de-designated interest rate swaps	12.4	11.7	45.4	49.0
Plan curtailment	—	—	(9.6)	(14.7)
Other, net	(1.9)	(0.6)	(16.7)	11.6
Changes in operating assets and liabilities, net:
Accounts receivable	(4.0)	(15.7)	(75.8)	(64.3)
Income tax receivable	1.1	(124.1)	123.3	(124.1)
Prepaid income taxes	0.3	111.4	(7.1)	57.1
Prepaid expenses and other	14.3	1.9	(22.2)	(5.6)
Accounts payable	65.8	(8.4)	63.6	23.5
Accrued interest	(35.3)	(44.4)	(40.8)	(99.1)
Accrued taxes	(0.7)	(6.0)	(10.9)	0.7
Other current liabilities	40.7	(10.5)	36.5	(30.3)
Other liabilities	(6.4)	(0.5)	(5.8)	(3.5)
Other, net	0.5	10.0	(1.3)	(22.9)
Net cash provided from operations	534.0	312.4	1,777.6	1,228.8
Cash Flows from Investing Activities:
Additions to property, plant and equipment	(291.8)	(195.4)	(1,101.2)	(702.0)
Broadband network expansion funded by stimulus grants	(36.6)	(12.5)	(105.4)	(21.7)
Cash acquired from PAETEC	—	71.4	—	71.4
Changes in restricted cash	13.4	(2.7)	(4.8)	(11.9)
Grant funds received for broadband stimulus projects	19.2	3.5	45.7	4.0
Disposition of wireless assets	—	—	57.0	—
Disposition of energy business	—	—	6.1	—
Other, net	—	6.7	0.9	8.0
Net cash used in investing activities	(295.8)	(129.0)	(1,101.7)	(652.2)
Cash Flows from Financing Activities:
Dividends paid on common shares	(147.5)	(128.9)	(588.0)	(509.6)
Repayment of debt and swaps	(205.9)	(1,629.5)	(2,054.5)	(4,780.3)
Proceeds of debt issuances	135.0	1,775.0	1,910.0	4,922.0
Debt issuance costs	(0.1)	(9.7)	(19.1)	(30.6)
Payment under capital lease obligations	(4.7)	(0.2)	(20.0)	(0.8)
Other, net	2.2	2.6	0.7	7.4
Net cash (used in) provided from financing activities	(221.0)	9.3	(770.9)	(391.9)
Increase (decrease) in cash and cash equivalents	17.2	192.7	(95.0)	184.7
Cash and Cash Equivalents:
Beginning of period	114.8	34.3	227.0	42.3
End of period	$132.0	$227.0	$132.0	$227.0

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA (A)
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA AND PRO FORMA CAPITAL EXPENDITURES (NON-GAAP)
(In millions)
		THREE MONTHS ENDED		TWELVE MONTHS ENDED
		December 31,	December 31,	December 31,	December 31,
		2012	2011	2012	2011

Revenues and sales under GAAP		$1,538.2	$1,205.3	$6,156.3	$4,281.2
Pro forma adjustments:
PAETEC revenues and sales prior to acquisition	(B)	—	359.8	—	1,962.5
Elimination of Windstream revenues from PAETEC prior to acquisition	(C)	—	(0.7)	—	(4.6)
Pro forma revenues and sales		$1,538.2	$1,564.4	$6,156.3	$6,239.1

Operating income from continuing operations under GAAP		$171.7	$95.9	$887.5	$963.5
Pro forma adjustments:
PAETEC pre-acquisition operating income, excluding M&I costs	(B)	—	12.8	—	100.2
PAETEC intangible asset amortization adjustment	(D)	—	(9.4)	—	(60.4)
M&I costs	(E)	11.0	35.9	65.4	69.8
Pro forma operating income		182.7	135.2	952.9	1,073.1
Depreciation and amortization expense	(E)	339.1	241.7	1,297.6	847.5
PAETEC pre-acquisition depreciation and amortization expense	(F)	—	55.0	—	301.7
Pro forma OIBDA		521.8	431.9	2,250.5	2,222.3
Other adjustments:
Pension expense	(E)	68.7	163.1	67.4	166.3
Restructuring charges	(E)	4.1	0.6	27.4	1.3
Share-based compensation	(E)	23.9	6.7	43.2	24.1
Share-based compensation of PAETEC prior to acquisition	(B)	—	5.0	—	15.8
Pro forma adjusted OIBDA		$618.5	$607.3	$2,388.5	$2,429.8

Capital expenditures under GAAP		$291.8	$195.4	$1,101.2	$702.0
Pro forma adjustments:
PAETEC capital expenditures prior to acquisition	(B)	—	43.5	—	190.0
Pro forma capital expenditures		$291.8	$238.9	$1,101.2	$892.0

(A)	Pro forma results adjust results of operations under GAAP to exclude PAETEC, and to exclude M&I costs related to strategic transactions.
(B)	To reflect the pre-acquisition operating results of PAETEC, adjusted to exclude M&I costs.
(C)	To reflect the pre-acquisition elimination of Windstream revenues from entities acquired from PAETEC.
(D)	To reflect intangible asset amortization of PAETEC, as if the acquisitions had been consummated at the beginning of the periods presented.
(E)	Represents applicable expense as reported under GAAP.
(F)	Represents depreciation and amortization of PAETEC, as adjusted in note (D).

Exhibit 99(a)

WINDSTREAM CORPORATION
UNAUDITED RECONCILIATION OF OPERATING INCOME UNDER GAAP TO ADJUSTED FREE CASH FLOW
(In millions)

	THREE MONTHS ENDED	TWELVE MONTHS ENDED
	December 31,	December 31,
	2012	2012
ADJUSTED FREE CASH FLOW:
Operating income under GAAP	$171.7	$887.5
Depreciation and amortization	339.1	1,297.6
As reported OIBDA	510.8	2,185.1
Merger and integration expense	11.0	65.4
Pension expense	68.7	67.4
Restructuring charges	4.1	27.4
Share-based compensation	23.9	43.2
As reported adjusted OIBDA from continuing operations	618.5	2,388.5

Adjustments:
Adjusted capital expenditures from continuing operations	(270.4)	(1,049.8)
Cash paid for interest	(222.7)	(671.5)
Cash (paid) refunded for taxes	(3.1)	100.7
Adjusted free cash flow	$122.3	$767.9

Dividends paid	$147.5	$588.0

Payout ratio		77%

Exhibit 99(a)

WINDSTREAM CORPORATION
NOTES TO UNAUDITED RECONCILIATION OF REVENUES AND SALES, OPERATING INCOME AND CAPITAL EXPENDITURES UNDER GAAP TO PRO FORMA
REVENUES AND SALES, PRO FORMA ADJUSTED OIBDA, PRO FORMA CAPITAL EXPENDITURES AND
RECONCILIATION OF OPERATING INCOME UNDER GAAP TO ADJUSTED FREE CASH FLOW

Windstream Corporation ("we," "us" or "our") has entered into various transactions, including the acquisition of PAETEC Holding Corp. ("PAETEC"), that may cause results reported under Generally Accepted Accounting Principles in the United States ("GAAP") to be not necessarily indicative of future results. On November 30, 2011, we completed the acquisition of PAETEC in an all-stock transaction valued at approximately $2.4 billion. PAETEC shareholders received 0.460 shares of our stock for each PAETEC share owned at closing. We issued 70.0 million shares and assumed equity awards shares for a total transaction value of $842.0 million, based on our closing stock price on November 30, 2011, and the fair value of the equity awards assumed. We also assumed PAETEC's debt, net of cash acquired, of approximately $1,591.3 million, which includes a net premium of $113.9 million based on the fair value of the debt on November 30, 2011, and bank debt of $99.5 million that was repaid on December 1, 2011.

As disclosed in our Form 8-K furnished on February 19, 2013, we have presented in this package unaudited pro forma results, which includes results from PAETEC for periods prior to the acquisition and excludes all merger and integration costs resulting from the completed transactions discussed above. PAETEC results include results from companies acquired by PAETEC for periods prior to those acquisitions and excludes the results of operations of the energy business acquired as part of PAETEC, which has been classified as discontinued operations and was sold during the second quarter of 2012. In addition to pro forma adjustments, we have presented certain measures of our operating performance, excluding the impact of restructuring charges, pension and share-based compensation. We have made certain reclassifications and revisions to prior periods to conform with the current presentation.

Our purpose for including the results of the acquired businesses and for excluding non-recurring items, the results of the disposed operations, restructuring charges, pension and share-based compensation is to improve the comparability of results of operations for the three and twelve month periods ended December 31, 2012, to the results of operations for the same periods of 2011 in order to focus on the true earnings capacity associated with providing telecommunication services. Additionally, management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of our current businesses. We use pro forma results, including pro forma revenues and sales, pro forma OIBDA , pro forma adjusted OIBDA, pro forma capital expenditures and adjusted free cash flow as key measures of the operational performance of our business. Our management, including our chief executive officer, the chief operating decision-maker, consistently uses these measures for internal reporting and the evaluation of business objectives, opportunities and performance.

We claim the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. Forward looking statements include, but are not limited to, statements about expected levels of support from universal service funds or other government programs, expected rates of loss of voice lines or intercarrier compensation, expected increases in high-speed Internet and business data connections, our expected ability to fund operations, expected required contributions to our pension plan, capital expenditures and certain debt maturities from cash flows from operations, expected synergies and other benefits from completed acquisitions, expected effective federal income tax rates, expected annualized savings from the management restructuring and forecasted capital expenditure amounts. These and other forward-looking statements include statements about our ability to generate cash flows in future periods and to pay our current dividend, and these statements are based on estimates, projections, beliefs, and assumptions that we believe are reasonable but are not guarantees of future events and results. Actual future events and our results may differ materially from those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated in our forward-looking statements include, among others: further adverse changes in economic conditions in the markets served by us; the extent, timing and overall effects of competition in the communications business; the impact of new, emerging or competing technologies; the uncertainty regarding the implementation of the Federal Communications Commission's ("FCC") rules on intercarrier compensation, and the potential for the adoption of further rules by the FCC or Congress on intercarrier compensation and/or universal service reform proposals that result in a significant loss of revenue to us; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; for certain operations where we lease facilities from other carriers, adverse effects on the availability, quality of service and price of facilities and services provided by other carriers on which our services depend; the risks associated with any non-compliance by us with regulations or statutes applicable to government programs under which we receive material amounts of end user revenue and government subsidies, leading to possible suspension or debarment from future participation in the programs for a significant period of time;  or non-compliance by us, our partners, or our subcontractors with any terms of our government contracts, potentially harming to our reputation with government agencies and resulting in possible restriction in future government activities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to our debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, and rules and regulations governing the communications industry; material changes in the communications industry that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unfavorable results of litigation or intellectual property infringement claims asserted against us; continued access line loss; unfavorable rulings by state public service commissions in proceedings regarding universal service funds, inter-carrier compensation or other matters that could reduce revenues or increase expenses; the effects of work stoppages by our employees or employees of other communications companies on whom we rely for service; the impact of equipment failure, natural disasters or terrorist acts; earnings on pension plan investments significantly below our expected long term rate of return for plan assets or a significant change in the discount rate; and those additional factors under the caption “Risk Factors” in our Form 10-K for the year ended December 31, 2011, and in subsequent filings with the Securities and Exchange Commission at www.sec.gov.

In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect our future results included in our other filings with the Securities and Exchange Commission at www.sec.gov.